                                                                    EXHIBIT 99.1

                  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:
                  XSTREAMIS LIMITED (FORMERLY XSTREAMIS PLC.)

                               Table of Contents

                                                                            Page
                                                                            ----

Report of Independent Accountants.........................................   F-1

Balance Sheets............................................................   F-2

Statements of Operations..................................................   F-3

Statements of Stockholders' Equity........................................   F-4

Statements of Cash Flows..................................................   F-5

Notes to Financial Statements.............................................   F-6

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Xstreamis Limited


     In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Xstreamis Limited at December 31, 1999, and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1(b) to the financial statements, the Company has incurred a cumulative net loss since inception that causes substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1(b). Continuation of the Company as a going concern is dependent upon the successful conclusion of its acquisition by Tut Systems, Inc. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers
Reading
United Kingdom
July 16, 2000

                                        XSTREAMIS LIMITED
                                (FORMERLY KNOWN AS XSTREAMIS PLC)
                                        BALANCE SHEETS
                                (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                    December 31,         March 31,
                                                                                        1999               2000
                                                                                  ----------------    ----------------
ASSETS                                                                                                   (unaudited)
Current assets:
        Cash and cash equivalents                                                 $          2,193    $          2,032
        Prepaid expenses and other current assets                                               80                  78
                                                                                  ----------------    ----------------
                Total current assets                                                         2,273               2,110

Property and equipment, net                                                                    195                 158
                                                                                  ----------------    ----------------

                Total assets                                                      $          2,468    $          2,268
                                                                                  ================    ================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
        Accounts payable                                                          $             94    $            183
        Accrued liabilities                                                                  1,436               1,608
                                                                                  ----------------    ----------------
                Total liabilities                                                            1,530               1,791
                                                                                  ================    ================

Contingencies (Note 5)

Stockholders' equity:
        Common stock, $0.040 par value
          30,000,000 shares authorized
          16,593,253 and 16,843,253 shares issued and outstanding as of
          December 31, 1999 and March 31, 2000 (unaudited), respectively                       670                 679
        Additional paid in capital                                                           7,958               8,146
        Accumulated deficit                                                                 (7,711)             (8,363)
        Cumulative translation adjustment                                                       21                  15
                                                                                  ----------------    ----------------
                Total stockholders' equity                                                     938                 477
                                                                                  ----------------    ----------------

                  Total liabilities and stockholders' equity                      $          2,468    $          2,268
                                                                                  ================    ================

  The accompanying notes are an integral part of these financial statements.

                               XSTREAMIS LIMITED
                       (FORMERLY KNOWN AS XSTREAMIS PLC)
                           STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                    Year Ended         Three Months Ended
                                   December 31,              March 31,
                                       1999             1999           2000
                                   ===========       ==========    ===========
                                                            (unaudited)

Revenue                              $     12        $       -    $         -
Cost of revenue                            (4)               -              -
                                   ===========       ==========    ===========
Gross margin                                8                -              -

Operating expenses:
  Sales and marketing                     469              133            247
  Research and development              1,031              232             74
  General administration                1,294              133            361
                                   ===========       ==========    ===========
    Total Operating expenses            2,794              498            682

Loss from operations                   (2,786)            (498)          (682)

Interest income                            28                7             30
                                   -----------       ----------    -----------

Net loss                             $ (2,758)       $    (491)   $      (652)
                                   ===========       ==========    ===========
Net loss per share
  Basic and diluted                     (0.19)       $   (0.04)   $     (0.04)
                                   ===========       ==========    ===========
  Weighted average shares          14,447,419        13,593,253    16,718,253
                                   ===========       ==========    ===========

  The accompanying notes are an integral part of these financial statements.

                               XSTREAMIS LIMITED
                       (FORMERLY KNOWN AS XSTREAMIS PLc)
                        STATEMENTS STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA



                                              Common Stock            Additional                       Total
                                       --------------------------       Paid-In      Accumulated    Stockholders'
                                         Shares          Amount         Capital        Deficit         Equity
                                       ----------     -----------     ----------     -----------    ------------
Balance at January 1, 1999             13,593,253     $       549     $    5,664     $   (4,953)    $     1,260

Issuance of common stock                3,000,000             121          2,294              -           2,415
Comprehensive loss
  Cumulative translation adjustment             -               -              -             21               -
  Net loss for the period                       -               -              -         (2,758)              -
                                       ----------     -----------     ----------     -----------    ------------
Total comprehensive loss                                                                                 (2,737)
                                       ----------     -----------     ----------     -----------    ------------
Balance at December 31, 1999           16,593,253             670          7,958         (7,690)            938

Issuance of common stock (unaudited)      250,000               9            188                            197
Comprehensive loss
  Cumulative translation adjustment
    (unaudited)                                 -               -              -             (6)
  Net loss for the period (unaudited)           -               -              -           (652)
                                       ----------     -----------     ----------     -----------    ------------
Total comprehensive loss (unaudited)                                                                       (658)
                                       ----------     -----------     ----------     -----------    ------------
Balance at March 31, 2000 (unaudited)  16,843,253     $       679     $    8,146     $   (8,348)    $       477
                                       ==========     ===========     ==========     ===========    ============

  The accompanying notes are an integral part of these financial statements.

                               XSTREAMIS LIMITED
                       (FORMERLY KNOWN AS XSTREAMIS PLc)
                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)

                                                                                      Three Months Ended
                                                                     Year Ended           March 31,
                                                                     December 31,  ------------------------
                                                                        1999         1999           2000
                                                                     -----------   ----------    ----------
                                                                                          (unaudited)
Cash flows used in operating activities:
   Net loss                                                          $  (2,758)    $    (491)    $    (652)
   Adjustments to reconcile net loss to net cash used in
      operating activities:
         Depreciation                                                      143            34            38
         Write-off of investment                                           504             -             -
         Changes in operating assets and liabilities:
            Prepaid expenses and other current assets                      294           105             1
            Accounts payable                                              (157)          (83)           91
            Accrued liabilities                                          1,416            34           186
                                                                     ---------     ---------     ---------
               Net cash used in operating activities                      (603)         (401)         (336)
                                                                     ---------     ---------     ---------

Cash flows used in investing activities:
   Purchase of property and equipment                                      (99)          (15)           (2)
                                                                     ---------     ---------     ---------
               Net cash used in investing activities                       (99)          (15)           (2)
                                                                     ---------     ---------     ---------

Cash flows provided by financing activities:
   Proceeds from issuance of common stock                                2,427             -           199
                                                                     ---------     ---------     ---------
               Net cash provided by financing activities                 2,427             -           199
                                                                     ---------     ---------     ---------

Effect of exchange rate changes on cash                                    (22)          (13)          (22)
                                                                     ---------     ---------     ---------

Net increase (decrease) in cash and cash equivalents                     1,703          (429)         (161)

Cash and cash equivalents, beginning of period                             490           490         2,193
                                                                     ---------     ---------     ---------

Cash and cash equivalents at end of period                           $   2,193     $      61     $   2,032
                                                                     =========     =========     =========

  The accompanying notes are in integral part of these financial statements.

                               XSTREAMIS LIMITED
                       (FORMERLY KNOWN AS XSTREAMIS PLc)
                         NOTES TO FINANCIAL STATEMENTS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

NOTE 1 - DESCRIPTION OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES:

(a)  The Company

     Xstreamis Limited ("Xstreamis" or "the Company") was incorporated as Valueway Limited on January 18, 1995 as a private limited company. The Company changed its name to Xstreamis Plc, a public limited company on January 26, 1999, previously being known as EPL (Holdings ) Limited. On May 26, 1999 the Company changed its name to Xstreamis Limited, and re-registered as a private limited company.

     The Company develops switching and routing systems that utilize ATM and Label Switching Routing to provide IP based, multi-service delivery platforms. Xstreamis' technology incorporates new mechanisms for reducing the cost of owning and operating a broadband network.

(b)  Basis of presentation

     The financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

     The company has incurred a cumulative net deficit since inception of $7,771 that raises substantial doubt about its ability to continue as going concern. The accompanying financial statements have been prepared assuming the Company continues in existence as a going concern. Continuation of the Company as a going concern is dependent upon the successful conclusion of its acquisition by Tut Systems, Inc.

(c)  Management's use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(d)  Concentration of credit risk

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with high credit quality financial institutions.

(e)  Fair value of financial instruments

     The Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable are carried at cost.

(f)  Cash and cash equivalents

     Cash equivalents consist of investments in and other interest bearing instruments with initial maturities of three months or less. Such investments are carried at cost which approximates fair value.

(g)  Property and equipment

     Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is calculated using the straight-line method over the estimated useful lives of the equipment, generally three years. Assets under capital leases are amortized over the shorter of the lease terms or the estimated useful lives of the assets.

(h)  Revenue recognition

     The Company generates revenue from hardware sales. Revenue is recognized when a product has been shipped to the customer, provided remaining obligations are insignificant and collection of the receivable is probable.

(i)  Stock-based compensation

     The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No 25, "Accounting for Stock Issued to Employees," and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income or loss disclosures for employee options granted as if the fair value-based method defined in SFAS No. 123 had been applied. The Company has elected to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123 and complies with the disclosure provisions of Statement of Financial Accounting Standards ("SFAS") No 123, "Accounting for Stock-Based Compensation." Under APB No 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price.

(j)  Income taxes

     The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of the events that have been included in the consolidated financial statements or tax returns in accordance with SFAS 109, "Accounting for income Taxes" ("SFAS 109"). Deferred tax liabilities and assets are determined on the basis of the difference between the income tax basis of assets and liabilities and their respective financial reporting amounts at tax rates in effect for the periods in which the differences are expected to reverse. The Company provides a valuation allowance for deferred tax assets when it is more likely than not, based on available evidence, that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(k)  Comprehensive income (loss)

     The Company has adopted the provisions of SFAS No 130, "Reporting Comprehensive Income" ("SFAS No 130") effective January 1, 1999. SFAS No 130 requires the presentation of comprehensive income and its components. Comprehensive income is the change in equity from transactions and other events and circumstances other than those resulting from investments by owners and distribution to owners.

(l)  Impairment of long-lived assets

     In accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, management evaluates the Company's long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. During the year to December 31, 1999, an amount of $505 was charged to the profit and loss account in respect of impairment of investments.

(m)  Net loss per share

     The Company computes net loss per Ordinary share in accordance with SFAS No. 128, "Earnings Per Share" ("SFAS No. 128"). Under the provisions of SFAS No. 128, basic net loss per share is computed using the weighted-average number of vested outstanding shares of common stock. Diluted net loss per share is computed using the weighted-average number of shares of vested common stock outstanding and when dilutive, unvested common stock outstanding, potential common shares from options and warrants to purchase common and preferred stock using the treasury stock method and from convertible securities using the as-if-converted basis. All potential common shares have been excluded from the computation of diluted net loss per share for all periods presented because the effect would be antidilutive.

(n)  Advertising costs

     The Company recognizes advertising costs in accordance with Statement of Position ("SOP") 93-7 "Reporting on Advertising Costs." As such, the Company expenses the cost of producing advertisements at the time the production occurs, and expenses the cost of communicating advertising in the period in which the advertising space or airtime is used. Advertising expense for the year ended December 31, 1999 and three months ended March 31, 2000 (unaudited) was $41 and $1, respectively.

(o)  Foreign currency translation

     For the purposes of preparing these financial statements, the Company selected U.S. dollars as its reporting currency. Assets and liabilities denominated in foreign currencies at fiscal year end are translated at the prevailing exchange rate on that date. The results of operations are translated at the average rate of exchange for each period. Cumulative translation gains and losses are shown as accumulated comprehensive loss in stockholders' equity.

(p)  Segment information

     The Company has adopted the provisions of the SFAS 131, "Disclosures about Segments of an Enterprise and Related Information." The Company identifies its operating segments based on business activities and geographical location. During the year to December 31, 1999, the Company operated a single business segment, primarily in the United Kingdom.

(q)  Recently issued accounting standards

     In June 1998, the Financial Accounting Standard Board ("FASB") issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company will adopt SFAS No. 133 during its year ended December 31, 2001. To date, the Company has not engaged in derivative or hedging activities.

     In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101"), "Revenue Recognition in Financial Statements," which provides guidance on the recognition, presentation and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. Management has complied with the guidance in SAB 101.

     In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB Opinion No. 25" ("FIN 44"). This Interpretation clarifies the definition of employees for purposes of applying Accounting Practice Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. Management believes that FIN 44 will not have a material effect on the financial position or results of operations of the Company.

NOTE 2 - PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:

                                                December 31,       March 31,
                                                   1999              2000
                                                ------------     ------------
                                                                 (unaudited)

     Computer equipment and purchased software  $        416     $        406
     Office equipment                                     70               69
                                                ------------     ------------
                                                         486              475
     Less Accumulated depreciation                      (291)            (317)
                                                ------------     ------------

                                                $        195     $        158
                                                ============     ============

NOTE 3 - ACCRUED LIABILITIES:

                                                December 31,       March 31,
                                                   1999              2000
                                                ------------     ------------
                                                                 (unaudited)

     Accrued expenses for professional services $        184     $        173
     Other liabilities                                 1,252            1,435
                                                ------------     ------------

                                                $      1,436     $      1,608
                                                ============     ============

NOTE 4 - STOCKHOLDERS' EQUITY:

Common stock

     The Company's amended and restated Articles of Incorporation authorizes 30,000,000 of common stock for issuance.

     Each share of common stock is entitled to one vote. The common stockholders are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of all classes of stock outstanding.

Xstreamis Plc Share Option Scheme

     The Company's Share Option (the "Scheme") authorizes the granting of incentive common stock options to employees at exercise prices no less than the fair market value of the common stock on the day the Eligible Employee's employment with the company commenced, as determined by the Board of Directors. The options may be exercised on or after the first anniversary of the date employment with the company commenced and have a term of 10 years. Options may only be exercised up to 25% of the shares under options after one year, up to 50% between two and three years, 75% between three and four years and 100% after four years. Upon termination of service, an employee's unvested shares will immediately lapse. Shares issuable or issued under the scheme shall not exceed 5% of the issued common stock of the company from time to time.

Accounting for stock-based compensation

     Under APB Opinion No. 25, the Company has recorded no compensation cost related to its stock option plan for the year ended December 31, 1999, and for the three months ended March 31, 2000 (unaudited) because the exercise price of each employee option equals or exceeds the market value of the underlying common stock as of the grant date. Had compensation cost for the Company's plans been determined consistent with the fair value approach enumerated in SFAS No. 123, the Company's pro forma net loss would have been as follows:

                                                                Three Months
                                                Year Ended          Ended
                                               December 31,       March 31,
                                                   1999             2000
                                               ------------     ------------
                                                                (unaudited)

     Net loss attributable to common
      stockholders - as reported               $     (2,758)    $       (652)
     Net loss attributable to common
      stockholders - pro forma                 $     (2,833)    $       (663)
     Net loss per share attributable
      to common stockholders - as reported $ (0.17) $ (0.04) Net loss per share attributable to
      common stockholders - pro forma          $      (0.17)    $      (0.04)

     The fair value of employee options granted was estimated on the date of grant using the minimum-value method. The Company did not grant non-employee options during the year ended December 31, 1999 nor during the three months ended March 31, 2000 (unaudited). Weighted-average assumptions used in determining the fair value for grants in 1999 and for the three months ended March 31, 2000 (unaudited) include a risk-free interest rate of 2.18% and an expected life of four years each. Volatility and dividend yields are not factors in the Company's minimum value calculation. The Company has not paid dividends and has no intention to do so.

     The weighted average fair values of options granted in 1999 was $0.13.

     A summary of activity under the Company's option plans for the period from January 1, 1999 to March 31, 2000 (unaudited) is presented below. No options were exercised during this period and no options were granted during the three months ended March 31, 2000 (unaudited). No further options are available for grant.

                                                                Weighted
                                                                Average
                                                                Exercise
                                               Shares            Price
                                              --------          --------

     Balance as of January 1, 1999             293,619          $  0.482

     Granted                                   123,000          $  1.612
                                              --------

     Balances as of December 31, 1999 and
      March 31, 2000 (unaudited)               416,619          $  0.815
                                              ========

     A breakdown of the Company's outstanding options as of December 31, 1999 is presented below:

                                Options Outstanding
                       ---------------------------------------
                                      Weighted
                                       Average        Weighted
                                      Remaining        Average
        Range of       Number of     Contractual      Exercise
     Exercise Price     Shares       Life (Years)       Price
     --------------    ---------     ------------     --------

        $0.403           150,000         3.00          $0.403
        $0.564           143,619         8.50          $0.564
        $1.612           123,000         9.19          $1.612

     $0.403 - $1.612     416,619         6.71          $0.815

NOTE 5 - CONTINGENCIES:

     The Company is subject to legal proceedings, claims and litigation arising in the ordinary course of business. The Company's management does not expect that the ultimate costs to resolve these matters will have a material adverse effect on the Company's financial position, results of operations or cash flows.

NOTE 6 - INCOME TAXES:

     The loss before income taxes comprises wholly UK losses.

     A reconciliation of taxes on net loss at the statutory rate 30% for the year ended December 31, 1999 and three months ended March 31, 2000 (unaudited), to actual tax expense is as follows:

                                                                Three Months
                                                Year Ended          Ended
                                               December 31,       March 31,
                                                   1999             2000
                                               ------------     ------------
                                                                (unaudited)

     Tax at statutory rate                     $       (827)    $       (196)
     Permanent differences                              237               61
     Temporary differences on property
      and equipment                                      20                7
     Change in valuation allowance                      570              128
                                               ------------     ------------

                                               $        -       $        -
                                               ============     ============

     SFAS No 109 requires the recognition of deferred tax assets, net of applicable reserves, related to net operating loss carryforward and certain temporary differences. The standard requires recognition of a future tax benefit to the extent that realization of such benefits is more likely than not. Otherwise, a valuation allowance is applied.

     The major tax effected components of the Company's net deferred tax assets are as follows:

                                                  As at            As at
                                               December 31,       March 31,
                                                   1999             2000
                                               ------------     ------------
                                                                (unaudited)

     Deferred tax assets:
       Net operating loss carryforwards        $      1,033     $      1,154
                                               ------------     ------------
         Total deferred tax assets                    1,033     $      1,154
                                               ------------     ------------

     Deferred tax liabilities:
       Temporary differences on property
        and equipment                                   (39)             (33)
                                               ------------     ------------
         Total deferred tax liabilities                 (39)             (33)
                                               ------------     ------------

     Less Valuation allowance                          (994)          (1,121)
                                               ------------     ------------

     Net deferred tax assets                   $          -     $          -
                                               ------------     ------------

     At December 31, 1999, the Company had net operating loss carryforwards which may be used to offset future taxable income. There is no time limit to the UK carryforwards. Should certain changes in the nature and conduct of the Company's trade occur, there could be a limitation on the utilization of its net operating losses due to the circumstances indicated in Note 7.

NOTE 7 - SUBSEQUENT EVENTS (UNAUDITED):

     On May 26, 2000, the Company was acquired by Tut Systems, Inc.